INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement on Form N-1A under the Securities Act of 1933, No. 2-90309 of Summit Mutual Funds, Inc., formerly known as Carillon Fund, Inc., of our report dated February 14, 2000 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dayton, Ohio
April 25, 2000